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                                                                Exhibit (e)(iii)


                                    FORM OF
                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.




FUND                                                FUND EFFECTIVE DATE

Schwab 1000 Fund                                    April 2, 1991

Schwab Short/Intermediate Government                November 4, 1991
   Bond Fund

Schwab California Long-Term Tax-Free                February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                 July 30, 1992

Schwab Short/Intermediate Tax-Free                  March 1, 1993
   Bond Fund

Schwab Long-Term Government                         March 1, 1993
    Bond Fund

Schwab California Short/Intermediate                March 1, 1993
   Tax-Free Bond Fund

Schwab Yield Plus Fund                              July 21, 1999


                                     SCHWAB INVESTMENTS



                                     By:     ________________________
                                     Name:   William J. Klipp
                                     Title:  Executive Vice President,
                                             Chief Operating Officer and Trustee


                                     CHARLES SCHWAB & CO., INC.


                                     By:     ________________________
                                     Name:   Ron Carter
                                     Title:  Senior Vice President